Conformed Submission Type:    8-K
 Conformed Period of Report:   19991011
 Item Information:             Acquisition or Disposition of Assets





                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549



                             FORM 8-K

                          CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         October 11, 1999

                         KINETIKS.COM, INC.,
                       a Delaware corporation

                         Commission File No.
                             0-15415

       Internal Revenue Service Employer Identification No.
                            76-0478045

                        c/o C. Garold Sims
                         Attorney-at-Law
                          SIMS & BOSTER
                 1775 Sherman Street, Suite 2015
                      Denver, Colorado 80203
                          (303) 830-6660


Item 2.  Acquisition of Disposition of Assets.

     (a) Registrant entered into an Agreement and Plan of Merger, dated October 11, 1999, for its wholly-owned subsidiary, Elinear Corporation, to acquire by merger substantially all of the assets of Imagenuity, Inc., a Florida corporation. The Plan provides that the Registrant will issue to Jon V. Ludwig, the sole shareholder of Imagenuity, 10,000,000 shares of its $0.001 per value Common Stock and 250,000 shares of its Series A Preferred Convertible Stock, each share of which has the voting, dividend and liquidation rights of 50 shares of the Common Stock. Subject to the satisfaction of certain conditions, including the successful completion of a private placement of 2,500,000 shares of the Company's stock for $1,000,000, the Merger will be effective as of November 1, 1999. Following the Merger, Mr. Ludwig will own 75 percent of the issued and outstanding capital stock of Registrant.

     (b) Imagenuity, Inc., is an Internet consulting company that develops, installs and implements web-based applications for its customers. It has been operating under the trade name eLinear since May 1999. Imagenuity's principal office is situated in Westminster, Colorado.

     (c) Imagenuity transferred and assigned to Elinear
Corporation its computer equipment, proprietary software applications, and certain intangible property, all of which Elinear Corporation will continue to use in its business.

     Imagenuity is a corporation that elected to be treated as an "S" corporation under the Internal Revenue Code of 1986 and files information returns with the Internal Revenue Service on a calendar-year basis. Effective the day before the parties executed the Plan of Merger, Imagenuity distributed $312,849 in cash and receivables to permit the current shareholder, and its prior shareholders, to pay income taxes attributable to Imagenuity's operations during the period January 1 through October 31, 1999.

Item 7.  Financial Statements and Exhibits.

     (a) The audited financial statements of Imagenuity for the fiscal years ended December 31, 1997, and December 31, 1998, and the unaudited financial statements for the interim periods that are required by Item 7(a) of Form 8-K will be filed as soon as available, but not later than December 24, 1999.

     (b) Registrant will file the pro forma financial information required by Article 11 of Regulation S-X as soon as available, but not later than December 24, 1999.

     (c) Exhibits: The following exhibits are filed with this 8-K:

          Exhibit A-1 -- Agreement and Plan of Merger,
                         dated October 11, 1999

          Exhibit B-1 -- Press Release, dated October 12, 1999



                             SIGNATURE

     Pursuant to the requirements of the Securities Exchange At of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kinetiks.com, Inc.
(Registrant)

               By:            /s/ Gregory S. Carr

               Name:          Gregory S. Carr

               Title:         Corporation Secretary

               Date:          October 11, 1999




                           INDEX TO EXHIBITS

Exhibit A-1    Agreement and  Plan of Merger, dated October 12,
               1999, among Registrant, the wholly-owned subsidiary of Registrant, and Imagenuity, Inc., setting forth the terms and conditions of the acquisition.

Exhibit B-1    Press Release, dated October 12, 1999